UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION
(Rule 14a – 101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.__)

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☐ Soliciting Material Pursuant to §240.14a-12

ARI NETWORK SERVICES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PRELIMINARY COPY

November 28, 2016

Dear Fellow Shareholder:

I am pleased to invite you to attend the 2017 Annual Meeting of Shareholders of ARI Network Services, Inc. The Annual Meeting will be held at our headquarters located at 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin, on Thursday, January 5, 2017, at 9:00 a.m. local time.

I hope that you will be able to join us at the Annual Meeting, when we will review our results for the 2016 fiscal year and also share with you our exciting vision for ARI’s future. In addition, the following business will be transacted at the Annual Meeting:  (i) the election two directors to serve on the ARI’s Board, as described in the accompanying Proxy Statement; (ii) the approval of an amendment to ARI’s 2010 Equity Incentive Plan; (iii) an advisory vote to approve named executive officer compensation; (iv) the ratification of the appointment of Wipfli LLP as ARI’s independent auditors for the fiscal year ending July 31, 2017; and (v) such other business as may properly come before the Annual Meeting.

ARI’s Board strongly urges you to vote FOR the two nominees recommended by the Board of Directors, William C. Mortimore and Robert Y. Newell, IV.  From the start of 2010 through November 4th of 2016, ARI’s common stock has delivered a 455% return on investment, compared to a NASDAQ Composite Index return of 123% and a Dow Jones Industrial Average return of 72%.  The knowledge, experience and guidance provided by Mr. Mortimore and Mr. Newell, among others, have been significant factors in ARI’s success.  We will continue to focus on maximizing shareholder value and we are confident that with the leadership we have in place we will continue execute on our plan as we have over the past several years.

As you may be aware, the Company has received notice on behalf of Park Capital Offshore Master, Ltd., a Cayman Islands exempted company (the “Master Fund”), and Park City Capital, LLC, a Texas limited liability company (together with the Master Fund, “Park City”), of their intent to nominate and solicit proxies in favor of two candidates for election to the Company’s Board of Directors, in opposition to the nominees recommended by ARI’s Board of Directors. The Board of Directors does not endorse the election of either of Park City’s nominees.

You may receive solicitation materials from Park City or its affiliates, including a proxy statement and a [color] proxy card. The Board of Directors strongly urges you not to sign or return any [color] proxy card sent to you by or on behalf of Park City. If you have already returned a proxy card for Park City, you can revoke that proxy by using the enclosed WHITE proxy card to vote your shares today by telephone, by Internet or signing, dating and returning the enclosed proxy card. Only your latest-dated proxy will count. ARI’s Board of Directors unanimously recommends that you vote FOR the election of each of our director nominees on the enclosed WHITE proxy card.

Regardless of the number of shares you own and whether you plan to attend the Annual Meeting, it is important that you exercise your right to vote as a shareholder. Please indicate your vote on the enclosed WHITE proxy card and return it promptly using the envelope provided or vote over the Internet or fax, according to the instructions on the enclosed proxy card.

On behalf of myself and ARI’s other directors and officers, thank you for your continued support of and confidence in ARI.

Sincerely,

William H. Luden, III
Chairman of the Board of Directors

PRELIMINARY COPY

ARI NETWORK SERVICES, INC.

10850 West Park Place, Suite 1200

Milwaukee, Wisconsin 53224

_______________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

January 5, 2017

To the Shareholders of ARI Network Services, Inc.:

The 2017 Annual Meeting of Shareholders of ARI Network Services, Inc. (the “Company”) will be held at the Company’s headquarters located at 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin, on Thursday, January 5, 2017, at 9:00 a.m., local time, for the following purposes:

1.To elect two directors to serve until the Company’s fiscal 2020 annual meeting of shareholders and until their successors are elected and qualified;

2.To approve an amendment to the Company’s 2010 Equity Incentive Plan;

3.To hold an advisory vote to approve named executive officer compensation;

4.To ratify the appointment of Wipfli LLP as the Company’s independent auditors for the Company’s fiscal year ending July 31, 2017; and

5.To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on October 28, 2016 are entitled to notice of and to vote at the meeting and at all adjournments thereof.

Holders of a majority of the outstanding shares must be present in person or by proxy in order for the annual meeting to be held.  Regardless of whether you expect to attend the annual meeting in person, you are urged to vote by telephone, via the Internet or by completing and mailing the WHITE proxy card in the enclosed envelope.  Instructions for telephonic voting and electronic voting via the Internet are provided on the accompanying proxy card.  If you attend the meeting and wish to vote your shares personally, you may do so by revoking your proxy at any time before it is voted.  In addition, you may revoke your proxy at any time before it is voted by advising the Secretary of the Company in writing (including executing a later dated proxy or voting via the Internet) or by telephone of such revocation.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form with this proxy statement, or you may need to contact your broker, bank, or other nominee to determine whether you will be able to vote telephonically, electronically using the Internet, or what is required to vote your shares in person at the annual meeting.

 By order of the Board of Directors,

William A. Nurthen, Secretary

November 28, 2016

PRELIMINARY COPY

ARI NETWORK SERVICES, INC.

10850 West Park Place, Suite 1200

Milwaukee, Wisconsin 53224

(414) 973-4300

PROXY STATEMENT

The Board of Directors of ARI Network Services, Inc. (the “Company”) submits the accompanying proxy for the annual meeting to be held on the date, at the time and place and for the purposes described in the accompanying Notice of Annual Meeting of Shareholders. Each shareholder of record at the close of business on October 28, 2016 will be entitled to one vote for each share of the Company’s common stock, par value $0.001 (the “common stock”), registered in such shareholder’s name. As of October 28, 2016, the Company had outstanding 17,448,066 shares of common stock.  The presence, in person or by proxy, of a majority of the shares of common stock outstanding on the record date is required for a quorum at the meeting.

This proxy statement and the accompanying proxy and Annual Report to Shareholders are being sent to the Company’s shareholders commencing on or about November 28, 2016.

Other than the change of control agreements with Roy W. Olivier and William A. Nurthen, which are described in this proxy statement, and ordinary course arrangements between the Company and its directors and executive officers covering equity awards under our executive compensation plans, no solicitation participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.  Other than the employment and change of control agreements with our named executive officers, which are described in this proxy statement, no solicitation participant, nor any associate of a participant, has any arrangement or understanding with any person (i) with respect to any future employment by the Company or its affiliates or (ii) with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Any shareholder may revoke a previously granted proxy at any time before it is voted by advising the Secretary of the Company in writing of such revocation (including executing a later-dated proxy) or by voting via the Internet or by telephone.

Unless otherwise directed, all proxies will be voted as follows:

1.	FOR the election of two individuals to serve as directors until the Company’s fiscal 2020 annual meeting of shareholders and until their successors are elected and qualified;
2.	FOR the approval of an amendment to the Company’s 2010 Equity Incentive Plan;
3.	FOR the advisory approval of the Company’s named executive officer compensation; and
4.	FOR the ratification of the appointment of Wipfli LLP as the Company’s independent auditors for the Company’s fiscal year ending July 31, 2017.

Under the Company’s Amended and Restated By-Laws, directors are elected by a plurality of votes cast at the meeting (assuming a quorum is present).  In other words, the nominees receiving the largest number of votes will be elected.  Any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect on the election of directors except to the extent that a failure to vote for an individual results in another individual receiving a larger number of votes.  Any votes attempted to be cast “against” a candidate are not given legal effect and are not counted as votes cast in an election of directors.  The proposals approve an amendment to the Company’s 2010 Equity Incentive Plan, to approve on an advisory basis the Company’s named executive officer compensation and to ratify the appointment of the Company’s independent auditors will be approved if the affirmative votes exceed the votes cast against.  Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present at the meeting but are not affirmative votes or votes against and, therefore, will have no effect on the outcome of the voting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY
OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING
TO BE HELD ON JANUARY 5, 2017

The Company’s Annual Report to Shareholders, including this proxy statement, is available at www.proxyvote.com.  Instructions on how to access and review the materials on the Internet can be found on the accompanying proxy card.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by each person known by the Company to beneficially own 5% or more of the common stock, by each director or nominee of the Company, by certain executive officers of the Company, and by all directors and executive officers of the Company as a group as of October 28, 2016 (unless otherwise indicated). The address for each of the persons listed below is 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224, unless otherwise specified.

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owners	Ownership (1)	Percent of Class
Wellington Trust Company, NA (2)
Wellington Management Company, LLP
Wellington Trust Company, National Association Multiple Common
Funds Trust, Micro Cap Portfolio
280 Congress Street
Boston MA 02210	1,531,300	8.43%

Cowen Prime Advisors, a division of Cowen Prime Services (3)
1010 Franklin Avenue, Suite 303
Garden City, NY 11530	1,259,200	6.93%

Michael D. Sifen, Inc. (4)
500 Central Drive, Suite 106
Virginia Beach, VA 23454	1,205,128	6.64%

12 West Capital Management LP (5)
90 West Park Place, 41st Floor
New York, NY 10016	1,020,000	5.62%

Park City Capital, LLC (6)
Park City Capital Offshore Master, Ltd.
200 Crescent Court, Suite 1575
Dallas, TX 75201	1,000,000	5.51%

Roy W. Olivier (7)	888,946	4.90%

William A. Nurthen	189,806	*

Robert A. Ostermann	181,567	*

Chad J. Cooper	165,484	*

William H. Luden, III	114,822	*

P. Lee Poseidon	113,233	*

William C. Mortimore	110,909	*

Robert Y. Newell, IV	96,164	*

All current executive officers and directors as a group (8 persons)	1,860,931	10.25%

*denotes less than 1%

_______________________________

(1)

Except as otherwise noted, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them.  Includes options exercisable within 60 days of October 28, 2016 as follows:  Mr. Olivier (375,000 shares), Mr. Nurthen (56,250 shares), Mr. Cooper (10,000 shares), Mr. Luden (10,000 shares), Mr. Mortimore (59,000 shares), Mr. Newell (10,000 shares), Mr. Ostermann (45,500 shares) and all executive officers and directors as a group (565,750 shares).  Mr. Cooper’s total includes 104,667 shares owned by a family trust of which Mr. Cooper is co-trustee.

(2)

Ownership information is provided as of December 31, 2015 based in part upon Amendments No. 2 to Schedules 13G filed on February 11, 2016 by each of Wellington Trust Company, NA (“Wellington Trust”), Wellington Management Group, LLP (“Wellington Management”) and Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio

(“Wellington Micro Cap”).  According to the amended Schedules 13G, each of Wellington Trust and Wellington Management, in its respective capacity as investment adviser, may be deemed to beneficially own 1,531,300 shares of the Company that are held of record by their respective clients, and each reports shared voting and dispositive power with respect to such shares; and Wellington Micro Cap is the beneficial owner of 1,353,373 of such shares.  According to the amended Schedules 13G, the shares are owned of record by clients of Wellington Trust and Wellington Management, and such clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares; and no such client is known to have the right or power with respect to more than five percent of the Company’s common stock except for Wellington Trust and Wellington Micro Cap, each of which is a client of Wellington Management.

(3)

Ownership information is provided as of December 31, 2015 based on a Schedule 13G filed on February 9, 2016 by Cowen Prime Advisors (“CPA”), a division of Cowen Prime Services, LLC.  In its role as investment adviser, CPA possesses discretionary investment authority with respect to the shares reported, which are owned by various clients who have retained sole primary voting authority over all of such shares.

(4)

Ownership information is provided as of March 15, 2013 based upon Schedule 13G filed on May 22, 2013 by Michael D. Sifen, Inc.  Total includes 498,461 shares of common stock held by Michael D. Sifen and 706,667 shares of common stock held by Michael D. Sifen, Inc., an entity controlled by Mr. Sifen.  Ownership information is based on the Company’s information with respect to (i) share certificates transferred to Mr. Sifen by the Company’s transfer agent on October 17, 2011 related to shares of common stock acquired by Channel Blade Technologies Corporation (“Channel Blade”) on April 29, 2009 in connection with the Company’s acquisition of substantially all of the assets of Channel Blade; (ii) shares of common stock issued by the Company to Michael D. Sifen, Inc., an entity controlled by Mr. Sifen, as of December 4, 2012; and (iii) shares of common stock issued to Michael D. Sifen, Inc. as a result of the exercise of the Warrant issued in connection with the Company’s private placement.

(5)

Ownership information is provided as of July 1, 2016 based on a Schedule 13D filed on July 11, 2016 by 12 West Capital Management LP (“12 West Management”).  12 West Management serves as investment manager to 12 West Capital Fund LP, a Delaware Limited Partnership (“12 West Onshore Fund”) and 12 West Capital Offshore Fund, a Cayman Islands exempted limited partnership (“12 West Offshore Fund”), and possesses the sole power to vote and the sole power to direct the disposition of all securities of the Company held by 12 West Onshore Fund and 12 West Offshore Fund.  Joel Ramin, as the sole member of 12 West Capital Management, LLC and the general partner of 12 West Management, possesses the voting and dispositive power with respect to all securities beneficially owned by 12 West Management.  Total includes 597,720 shares of common stock held by 12 West Onshore Fund and 422,280 shares of common stock held by 12 West Offshore Fund.

(6)

Ownership information is provided as of October 7, 2016 based upon Amendment No. 2 to Schedule 13D filed on October 7, 2016 on behalf of Park City Capital, LLC (“Park City Capital”), Park City Capital Offshore Master, Ltd. (“Park City Master”) and Michael J. Fox.  According to the amended Schedule 13D, each of the parties beneficially own in the aggregate 1,000,000 shares of common stock, and Park City Master holds, and has the shared power to direct the voting and disposition of such shares.  Neither Park City Capital nor Mr. Fox directly holds any of such shares.

(7)

Mr. Olivier’s total includes 155,200 shares held in the Company’s 401(k) plan, of which Mr. Olivier is a trustee with voting power.  Mr. Olivier disclaims any beneficial ownership in these shares in excess of his pecuniary interest of 13,246 shares.

PROPOSAL ONE:  ELECTION OF DIRECTORS

The Company’s directors are divided into three classes, with staggered terms of three years each.  At the annual meeting, shareholders will vote on the election of two directors nominated by the Company’s Board of Directors to serve until the Company’s fiscal 2020 annual meeting of shareholders and until their successors are elected and qualified.  The following list identifies all directors of the Company:

Name	Age	Capacity Served
William H. Luden, III	74	Chairman of the Board, Director
Roy W. Olivier	57	President, Chief Executive Officer and Director
Chad J. Cooper	46	Director
P. Lee Poseidon	61	Director
William C. Mortimore	71	Director
Robert Y, Newell, IV	68	Director

The Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”) and the full Board will consider candidates for director that are nominated by shareholders in accordance with the procedures set forth in the Company’s by-laws. Under the by-laws, nominations, other than those made by the Board of Directors, must be made pursuant to timely notice in proper form to the secretary of the Company.  To be timely, a shareholder’s request to nominate a person for director, together with the written consent of such person to serve as a director, must be received by the secretary of the Company at the principal office not later than 90 days and not earlier than 150 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year.  To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination.

The Nominating Committee and the Board of Directors will also consider proposed nominees whose names are submitted to it by shareholders.  However, it does not have a formal policy with regard to that consideration because it believes that the informal consideration process has been adequate given the historical lack of shareholder director recommendations.  The Nominating Committee and the Board of Directors intend to review periodically whether a formal policy should be adopted.

The Board of Directors has generally identified nominees based upon suggestions by non-management directors, management members and/or shareholders.  Under the guidelines set forth in its charter, the Nominating Committee and other directors recognize that the contribution of the Board of Directors depends not only on the character and capacities of the directors taken individually but also on their collective strengths.  It is the Nominating Committee’s policy that the Board should be composed of directors who bring a variety of experience and backgrounds; who will form a central core of business executives with substantial senior management experience and financial expertise; who represent the balanced interests of the shareholders as a whole and the interests of the Company’s stakeholders; a majority of whom are independent under the requirements of the listing standards of the NASDAQ Stock Market; and whose experience and backgrounds are relevant to the Company’s business operations and strategy.  The Board of Directors does not evaluate proposed nominees differently based on who made the proposal.

On October 7, 2016, the Company received notice on behalf of Park Capital Offshore Master, Ltd., a Cayman Islands exempted company (the “Master Fund”), and Park City Capital, LLC, a Texas limited liability company (together with the Master Fund, “Park City”), of their intent to nominate and solicit proxies in favor of two candidates for election to the Company’s Board of Directors:  Michael J. Fox and John M. Mueller.  According to the information provided in the notice, the Master Fund directly and beneficially owns 1,000,000 shares of common stock.

The Board of Directors does not endorse the election of either of Park City’s nominees.  You may receive solicitation materials from Park City or its affiliates, including a [color] proxy card.  The Company is not responsible for the accuracy of any information provided by or relating to Park City or its nominees contained in solicitation materials filed or disseminated by or on behalf of Park City or any other statement Park City may make.

The Nominating Committee and the Board have thoroughly considered Park City’s nominees on the basis all of the information available to them.  On the basis of that consideration, the Nominating Committee and the Board have determined that Park City’s nominees do not possess any specific background and experience that would meaningfully enhance the composition of the Board of Directors as a whole or better enable it to execute on a strategy for maximizing long-term value to ARI and its shareholders.

THE COMPANY’S BOARD OF DIRECTORS URGES YOU NOT TO SUBMIT ANY PROXY CARD SENT TO YOU BY, OR ON BEHALF OF, PARK CITY.   Instead, please disregard any proxy card sent to you by, or on behalf of, Park City, or on behalf of anyone other than the Company.  If you already have submitted the [color] proxy card sent to you by, or on behalf of, Park City, you can revoke that proxy by submitting another proxy over the Internet, by telephone or fax, or by completing, dating, signing and returning the accompanying proxy card in the postage-paid envelope provided.

Both of ARI’s nominees, Mr. Mortimore and Mr. Newell, possess a wealth of knowledge and experience that have been critical to the success of ARI during their tenures on the Board.

Mr. Mortimore brings to the Board valuable technical and management experience, enabling him to help guide the Company’s successful growth strategy and provide important insight on both business and corporate governance matters.  His Audit Committee leadership has provided substantial value to the ARI’s shareholders by facilitating robust oversight of financial reporting and transparency, risk management and legal and regulatory compliance.

Likewise, Mr. Newell has extensive financial management experience and background in leadership positions at technology-driven public companies.  This experience has proven invaluable as the Company has designed and continues to improve and execute on its operating strategy.  As Chairman of the Compensation Committee, Mr. Newell has thoughtfully overseen ARI’s executive compensation programs, successfully balancing the various goals of the program as an important part of the Company’s ongoing efforts to maximize shareholder value.

ARI has consistently articulated and successfully executed upon a growth strategy to enable the Company to achieve the growth and profitability necessary to drive long-term, sustainable value for its shareholders, and Mr. Mortimore and Mr. Newell have been critical to that process.  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR BOTH OF THE NOMINEES FOR ELECTION TO SERVE UNTIL THE 2020 ANNUAL MEETING DESCRIBED BELOW.

Nominees for Election to Serve Until the
Fiscal 2020 Annual Meeting

William C. Mortimore

Background. Mr. Mortimore, a director since 2004, has been on the Audit Committee since 2004 and has been the Audit Committee Chair since 2007. Mr. Mortimore has been the Managing Director, and now the President of Keystone Insights, LLC, a provider of high technology solutions, since 2009. Mr. Mortimore was the founder of Merge Technologies Incorporated (“MTI”), a global healthcare and software services company, and was its Chief Strategist from September 2000 until July 2006, Interim Chief Executive Officer from May 2006 until July 2006, Chairman of the Board from September 2000 until May 2006, President and Chief Executive Officer from November 1987 through August 2000 and a member of the Board of Directors since its inception in November 1987 until July 2006. Mr. Mortimore has served as co-founder and a senior manager of several businesses in the fields of information communications technology, healthcare services and real estate and has been responsible for securing public and private financing for these organizations. Mr. Mortimore is an original member of the American College of Radiology/National Association of Electrical Manufacturers committee responsible for establishing and maintaining the DICOM medical imaging standard. Mr. Mortimore has also served as a member of the Board of Directors of MRI Devices, Inc., a privately held diagnostic imaging manufacturer, from November 2002 until its sale to Intermagnetics General Corporation in mid-2004. Mr. Mortimore received a B.S. in Electrical Engineering from Michigan State University, an M.E.E. from the University of Minnesota and pursued doctoral studies in Electrical Engineering at the University of Minnesota.

Qualifications.  The Nominating Committee believes that the Board benefits from Mr. Mortimore’s substantial technical and management experience, which he has obtained through his positions with various healthcare and information technology companies, as well as public company leadership and shareholder value growth experience.  In addition, Mr. Mortimore’s experience as a director of the Company, Chairman of the Audit Committee and the “audit committee financial expert,” has provided him with an in-depth understanding of the business of the Company and the markets in which it competes.

Robert Y. Newell, IV

Background.  Mr. Newell was appointed to the Board of Directors in November 2012. Mr. Newell has served on the audit committee since November 2012 and has been Chair of the Compensation Committee since July 2014.  Since 2003, Mr. Newell has been the Chief Financial Officer of Dextera Surgical Inc., (NASDAQ: DXTR), a designer and manufacturer of surgical devices.  Prior to this, he was the Chief Financial Officer of Omnicell, (NASDAQ: OMCL), a hospital supply and medication management company.  He was a partner in the Beta Group, a business development firm from 1998 to 1999. From 1992 to 1997, he was Chief Financial Officer of Cardiometrics.  He has held financial management positions with medical and technology companies in the Silicon Valley for over 25 years and has completed four initial public offerings.  Prior to his business career, he was a pilot in the United States Air Force.  He received a BA in mathematics from the College of William & Mary and an MBA from the Harvard Business School.

Qualifications.  The Nominating Committee believes that the Board benefits from Mr. Newell’s substantial financial and public company experience, which he has obtained through his financial management positions with various public medical and technology companies.

Directors Whose Terms Expire at the
Fiscal 2018 Annual Meeting

Roy W. Olivier

Background.  Mr. Olivier joined the Company in September 2006 as Vice President of Global Sales and Marketing, and was appointed as President and CEO in May 2008.  Before joining ARI, Mr. Olivier was a consultant to start-up, small- and medium-sized businesses.  Prior to that, he was Vice President of Sales and Marketing for ProQuest Media Solutions, a business he founded in 1993 and sold to ProQuest in 2000.  Before that, Mr. Olivier held various sales and marketing executive and managerial positions with several other companies in the telecommunications and computer industries, including Multicom Publishing Inc., Tandy Corporation, BusinessLand and PacTel.

Qualifications.  The Nominating Committee believes that Mr. Olivier’s experience with the Company as its President, Chief Executive Officer, and director, as well as his prior experience as the Company’s Vice President of Global Sales and Marketing, as well as his other business and industry background, has given him substantial and valuable knowledge of all aspects of the Company’s business.

P. Lee Poseidon

Background.  Mr. Poseidon was appointed to the Board of Directors in June of 2008.  Mr. Poseidon’s business experience includes his services as Senior Partner at Jumpstart, Inc., and Chief Operating Officer at Quorum Information Technologies and at the National Automobile Dealers Association.  From 2001 to 2003, he served as Senior Vice President and General Manager of ProQuest’s Global Automotive business unit.  Prior to joining ProQuest, Mr. Poseidon spent 15 years in a series of executive positions in marketing, business development, product management and strategic planning at The Reynolds and Reynolds Company.  His early career included financial analysis and management positions at NCR Corporation.  Mr. Poseidon earned his MBA from Xavier University and his B.A. from Ohio Wesleyan University.

Qualifications.  The Nominating Committee believes that the Board benefits from the extensive management, business and industry experience Mr. Poseidon has obtained through his positions with a number of technology, publishing, manufacturing, distribution, and professional services businesses.  In addition, Mr. Poseidon’s experience as a director of the Company and his membership on various committees has provided him with a deep understanding of the business of the Company and makes him a valuable member of the Board of Directors.

Directors Whose Terms Expire at the
Fiscal 2019 Annual Meeting

Chad J. Cooper

Background.  Mr. Cooper, a Director since October 2014, is a Managing Director at Wunderlich Securities.  He has more than 15 years’ experience in the investment banking and capital markets industry, working with several firms including Digital Offering, Ascendiant Capital Markets and Global Hunter Securities.  From 2002 to 2011, Mr. Cooper worked at Roth Capital Partners, where he ran the Institutional Sales Group from 2008 to 2011.  Mr. Cooper also serves as a Director at Research Solutions (OTCQB: RSSS).  Mr. Cooper holds a B.A. in International Relations from the University of Southern California, and an M.B.A. from Georgetown University.

Qualifications.  The Nominating Committee believes that Mr. Cooper’s background and experience in investment banking and capital markets provide significant benefits to the Board as the Company continues to execute its growth strategy.

William H. Luden, III

Background.  Mr. Luden, a director since March 2012, served as Chief Executive Officer of InfoPartners, Inc., which provides information systems management and consulting services to hospitals, from 2002 until 2010.  Prior to InfoPartners, Mr. Luden held CEO positions with several technology companies, including ShowMeTV, Purdy Electronics and Corporate Finance Associates.  Earlier in his career, he served as CEO of the InfoSystems and Cellular One divisions of Pacific Telesis, and owned Crisman AudioVision, a chain of high-end stereo retail stores in the Rocky Mountain area.  Mr. Luden holds a Bachelor of Arts degree in Philosophy from the University of Colorado-Boulder and a Master of Business Administration from the Harvard Business School.

Qualifications.  The Nominating Committee believes that the Board benefits from Mr. Luden’s extensive experience and proven track record of growing businesses and his strong connections in the technology industry, which the Board believes has been and will continue to be a valuable asset to the Board of Directors as the Company continues its strategic and tactical development.

CORPORATE GOVERNANCE

The Board of Directors held seven meetings in fiscal 2016.  Each director attended 75 percent or more of the combined number of meetings of the Board and of the committees on which such director served.  While the Company has not adopted a formal policy requiring Board members to attend the annual meeting, all directors are encouraged to attend.  All of the Company’s directors who were members of the Board of Directors on the date of the annual meeting of shareholders held January 5, 2016 attended the meeting.

The positions of Chairman of the Board and Chief Executive Officer of the Company are currently separate, with Mr. Luden serving as Chairman of the Board and Mr. Olivier serving as President and Chief Executive Officer.  The Company believes this leadership structure is appropriate at this time because it allows the Company to fully benefit from the leadership ability, industry experience and history with the Company that each of these individuals possesses.

The Board of Directors currently does not have a formal process for shareholders to send communications to the Board of Directors.  Nevertheless, efforts are made to ensure that the views of shareholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to shareholders on a timely basis.  The Board of Directors believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board of Directors.  However, shareholders wishing to formally communicate with the Board of Directors may send communications directly to ARI Network Services, Inc., Attention:  Chairman, 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224.  The Chairman will review such communications and, if appropriate, forward such communications to other Board members.

The Company’s Board of Directors has established an Audit Committee that currently is composed of Mr. Mortimore (chairman), Mr. Luden and Mr. Newell.  The Board of Directors has adopted a written charter for the Audit Committee, a copy of which can be accessed online at www.investor.arinet.com/governance.  Information regarding the functions performed by the Audit Committee, its membership, and the number of meetings held during fiscal 2016 is provided in the “Report of the Audit Committee” included in this proxy statement.  The members of the Audit Committee are independent under the listing standards of the NASDAQ Stock Market regarding the independence of directors, including audit committee members.  The Board of Directors has determined that Mr. Mortimore is an “audit committee financial expert” and is “independent” as those terms are defined under the Securities and Exchange Commission (“SEC”) regulations and the listing standards of the NASDAQ Stock Market.

The Company’s Board of Directors has established a Compensation Committee that currently is composed of Mr. Newell (Chairman), Mr. Luden and Mr. Poseidon, each of whom is “independent” as such term is defined under the listing standards of the NASDAQ Stock Market.  The Compensation Committee has overall responsibility for approving and evaluating the director and executive officer compensation plans, policies and programs of the Company.  The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which can be accessed online at www.investor.arinet.com/governance.  Under the charter, the authority and responsibilities of the Compensation Committee include, among other things:  reviewing and approving corporate goals and objectives related to chief executive officer compensation and making recommendations to the Board regarding the chief executive officer’s compensation levels; reviewing and approving the compensation packages of the senior executives of the Company; reviewing and making recommendations to the Board with respect to the compensation of the Company’s directors; and exercising all rights, authority and functions of the Board of Directors under all of the Company’s equity compensation plans.  Although it is authorized to do so, the Compensation Committee does not currently engage the services of a compensation consultant in determining or recommending the amount or form of executive or director compensation.  However, the Compensation Committee does review information compiled by several third-party services with respect to executive compensation.

The Company’s chief executive officer makes recommendations to the Compensation Committee regarding the numbers of options to be granted to the Company’s executive officers based in part on input he receives from the Company’s human resources personnel.  The chief executive officer also makes recommendations to the Compensation Committee with respect to other executive compensation, though he recuses himself from portions of Compensation Committee meetings during which his own compensation is discussed.  The Compensation Committee met five times during fiscal 2016.

The Company’s Board of Directors has also established a Nominating Committee that is currently composed of Mr. Luden (Chairman) and Mr. Mortimore and Mr. Newell, each of whom is “independent” as such term is defined under the requirements of the listing standards of the NASDAQ Stock Market.  The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which can be accessed online at www.investor.arinet.com/governance.  The duties of the Nominating Committee include, among others:  developing guidelines for selecting candidates for election to the Board of Directors, and periodically reviewing such guidelines; recommending to the Board of Directors the nominees to stand for election to or to fill vacancies on the Board of Directors; identifying new candidates for Board membership; coordinating self-evaluations of the Board of Directors and its committees; developing corporate governance guidelines; and developing director and officer succession plans. The Nominating Committee met three times during fiscal 2016.

Code of Ethics

The Company has adopted a code of ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions.  The code of ethics is designed to promote honest and ethical conduct, including the ethical handling of conflicts of interest, compliance with applicable laws, and full, accurate, timely and understandable disclosure in reports we send to our shareholders or file with the SEC.  Violations of the code of ethics are to be reported to the Audit Committee.  A copy of the code of ethics is available online at www.investor.arinet.com or may be obtained, without charge, by sending a request to ARI Network Services, Inc., Attention:  Chief Financial Officer, 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224.

Board Oversight of Risk

The Audit Committee is responsible for assisting the Board of Directors with its oversight of the performance of the Company’s risk management functions including periodically reviewing and discussing with management the Company’s major financial risk exposures and the steps that management has taken to assess, monitor and control such exposures and periodically reporting to the Board of Directors on its activities in this oversight role.

EXECUTIVE COMPENSATION

Overview

We believe that a skilled, experienced and dedicated executive team is essential to the future performance of our Company and to building shareholder value.  The Company, through the efforts of the Compensation Committee, has sought to establish a competitive executive compensation program that enables us to attract and retain executive officers with these qualities, and to motivate our executive officers to achieve strong financial performance, particularly revenue growth and stock price appreciation, and to achieve our corporate strategic objectives.  We offer our executive officers salary, an annual management incentive bonus plan, and a Long Term Executive Bonus Plan focused on equity-based compensation, each of which is described in additional detail below.  We believe these elements, taken together, serve the goals of the executive compensation program and provide for the best interests of our shareholders.

Summary Compensation Table

The following table sets forth compensation for the Company’s fiscal year ended July 31, 2016 for Mr. Olivier, the Company’s chief executive officer, and William A. Nurthen and Robert A. Ostermann, who were the Company’s next two most highly compensated executive officers in fiscal 2016.  We refer to these individuals collectively as the Company’s “named executive officers.”

						Non-Equity
						Incentive
						Plan	All Other
	Fiscal		Bonus	Stock	Option	Compensa-	Compensa-
Name and Principal Position	Year	Salary	Awards (1)	Awards (2)	Awards	tion (3)	tion (4)	Total
Roy W. Olivier,	2016	$340,000	$—	$—	$—	$190,000	$8,489	$538,489
President and Chief Executive Officer	2015	$310,000	$—	$120,828	$—	$131,250	$6,725	$568,803

William A. Nurthen,	2016	$251,250	$15,000	$—	$—	$83,750	$4,831	$354,831
Chief Financial Officer, Treasurer	2015	$225,000	$25,000	$81,640	$—	$70,313	$4,500	$406,453
and Secretary

Robert A. Ostermann	2016	$220,000	$—	$—	$—	$65,000	$5,448	$290,448
Chief Technology Officer

_______________________________

(1)

Fiscal 2016 amount represents a $15,000 cash bonus paid to Mr. Nurthen in recognition of his successful integration of acquisitions during the year. Fiscal 2015 amount represents a $10,000 cash bonus paid to Mr. Nurthen in recognition of his contribution to the Company's performance and $15,000 cash bonus awarded for the successful acquisitions during the year.

(2)

The values set forth in this column represent the grant date fair values computed in accordance with FASB ASC Topic 718 for the applicable fiscal year, disregarding the estimate of forfeitures for service-based vesting conditions.   Amounts shown for fiscal 2015 represent restricted stock awards earned under the 2014 LTEB, but granted in fiscal 2015 and restricted stock awards earned under the 2015 LTEB, respectively as follows:  Mr. Olivier—$50,816 and $70,012; and Mr. Nurthen—$11,628 and $70,012.

(3)	Amounts shown represent annual incentive payments earned during the respective fiscal year.
(4)	Amounts represent a Company match under the Company’s 401(k) plan.

Stock Option Grants

All of the Company’s employee stock option grants qualify as incentive stock options up to the $100,000 per year limitation and, with limited exceptions, vest 25% per year, provided the participant is an employee of the Company at such date.  Options are exercisable up to ten years after the date of grant, one year from the date of a termination of employment upon death or disability of the participant, and 90 days from the date of termination for any reason other than “cause” or immediately upon termination for “cause.”

Annual Incentive Compensation

The annual component of the Company’s Management Incentive Bonus Plan (“MIBP”) provides for annual cash incentives for the participants, which included Mr. Olivier, Mr. Nurthen and Mr. Ostermann, among others.  The amount of the annual incentive opportunity for fiscal 2016 was based on two management bonus objectives (“MBOs”) for each of the four fiscal quarters agreed upon by the executive officer and the chief executive officer (or Compensation Committee for the CEO) at the beginning of fiscal 2016.  Each employee’s objectives are designed to align with the Company’s core strategies.

Under the MIBP for fiscal 2016, participants were eligible for a payout of up to 100% of the quarterly incentives based on achievement of performance toward each of the established objectives.  At the end of the fiscal year, participants employed by the Company became eligible for an additional payment (subject to a maximum of 150%) based on the Company’s overall performance against its MBOs.  The combined results for the fiscal year ended July 31, 2016 under the annual incentive arrangements described above resulted in payouts of 100% of the participants’ target incentive amounts for the fiscal year ended July 31, 2016.

Long Term Executive Bonus Program

In fiscal 2015, the Company adopted a new Long Term Executive Bonus Program (the “LTEB”).  The purpose of the fiscal LTEB is to align executive and key employee compensation with shareholder value.  The 2015 LTEB uses restricted stock grants under the 2010 Equity Incentive Plan, subject to vesting based on stock price performance.  Specifically, under the LTEB, on March 4, 2015, the Board, acting upon the recommendation of the Compensation Committee, approved grants of 110,000 shares of restricted stock to each of Mr. Olivier, Mr. Nurthen and Ostermann.  The restricted stock grants will vest according to the following schedule:  30% of the total number of shares when the 30-day volume weighted average price per share (“VWAP”) of the Company’s common stock equals or exceeds $6.00; 20% of the total number of shares when the 30-day VWAP of the common stock equals or exceeds $7.00; 20% of the total number of shares when the 30-day VWAP of the common stock equals or exceeds $8.00; and 30% of the total number of shares when the 30-day VWAP of the common stock equals or exceeds $9.00.  The target stock prices must be achieved within a period of four years from the date of grant in order for the shares to vest.  If a termination of employment occurs prior to the end of the four-year period, the participant would forfeit all unvested shares of restricted stock granted under the LTEB.

Upon a change of control, a portion of the shares of restricted stock will become automatically vested.  The portion of the award that will vest is the percentage of shares that would vest if the target stock price was achieved at the next highest level above the selling stock price of the Company’s common stock in a change of control.  For example, if the selling price of the Company’s common stock in a change of control equals $6.50, the percentage of shares that would vest at the next highest target stock price of $7.00 would be up to 50% (only 20% if the first 30% had already vested prior to the change of control as a result of an earlier achievement of the first $6.00 target stock price).  Any unvested shares of restricted stock granted under the LTEB that do not vest under this formula will be forfeited immediately after a change of control.

Outstanding Equity Awards at Fiscal Year-End

____________________

	Option Awards				Stock Awards
	Number of Securities Underlying				Number of		Market Value
	Unexercised Options				Shares or		of Shares or
			Option	Option	Units of		Units of
			Exercise	Expiration	Stock that have		Stock that have
Name	Exercisable	Unexercisable (1)	Price	Date	Not Vested		Not Vested (2)
Roy W. Olivier	300,000	—	$1.530	05/01/2018	4,453	(3)	$22,799
	75,000	25,000	$3.300	03/04/2024	8,117	(4)	$41,559
					110,000	(5)	$563,200

William A. Nurthen	56,250	18,750	$3.250	01/10/2024	928	(4)	$4,751
					110,000	(5)	$563,200

Robert A. Ostermann	5,000	—	$1.500	06/30/2018	1,309	(3)	$6,702
	10,000	—	$0.850	02/26/2020	2,218	(4)	$11,356
	500	—	$0.922	06/30/2021	110,000	(5)	$563,200
	15,000	—	$1.250	11/02/2021
	15,000	—	$1.510	04/03/2022

_______________________________

(1)	Unexercisable options will vest on July 31, 2017.
(2)	Based on a closing market price of the Company’s common stock on July 29, 2016 (the last trading day of the month) of $5.12 per share.
(3)

The Compensation Committee granted 17,812 and 5,238 shares of restricted stock to Mr. Olivier and Mr. Ostermann, respectively,  in January 2014 under the 2010 Plan in connection with the Company’s 2013 LTEB. The shares vest as follows:  25% of the shares vested immediately and 25% vest on the next three consecutive annual anniversary dates.

(4)

The Compensation Committee granted 16,235, 3,715 and 4,436 shares of restricted stock Mr. Olivier, Mr. Nurthen and Mr. Ostermann, respectively, in October 2014 under the 2010 Plan in connection with the Company’s 2014 LTEB.  The shares vest as follows:  25% of the shares vested immediately and 25% vest on the next three consecutive annual anniversary dates.

(5)

The Compensation Committee granted 110,000 shares of restricted stock to each of Mr. Olivier and Mr. Nurthen in March 2015 under the 2010 Plan in connection with the Company’s 2015 LTEB.  The shares vest as follows:  30%, 20%, 20%, and 30% of the shares vest when the 30-day VWAP reaches $6.00, $7.00, $8.00, and $9.00, respectively.

Agreements with Named Executive Officers

Mr. Olivier.  Effective October 31, 2011, the Company entered into an amended and restated employment agreement with Mr. Olivier, which was subsequently amended as of February 5, 2015 and October 9, 2015 (as so amended, referred to in this section as the “employment agreement”). The term of the employment agreement will continue until July 31, 2018, unless earlier terminated by either Mr. Olivier or the Company in accordance with the terms of the employment agreement, and will be automatically renewed for successive one-year terms after July 31, 2018 unless and until the parties enter into a new written employment agreement or, at least 30 days prior to the expiration of the term or the ten-current renewal term, either party notifies the other of the intention not to renew.

The employment agreement provides that, commencing August 1, 2015, Mr. Olivier will receive an annual base salary of $340,000, subject to annual review and adjustment by the Compensation Committee of the Company’s Board.  During the term of the employment agreement, Mr. Olivier will continue to be eligible to participate in the MIBP and is eligible to participate in stock option plans and grants, if any, that are offered to senior executive/officer employees of the Company, and will be entitled to receive perquisites and benefits provided by the Company to its senior executives, subject to applicable eligibility criteria.  The employment agreement further provides that the minimum annualized bonus amount that Mr. Olivier will be eligible to receive if his targets under the MIBP are achieved at the 100% level will be $190,000.

In the event that Mr. Olivier is terminated without “cause,” by death or “disability” or for “good reason” (as such terms are defined in the employment agreement), the employment agreement provides that Mr. Olivier will have the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination.  In addition, in the event Mr. Olivier is terminated without “cause” and for “good reason,” or if the Company does not renew the employment agreement under such circumstances, he will have the right to receive (1) his base salary, at the rate in effect at the time of termination, for 24 months following the date of termination; (2) a bonus for the fiscal year in which the termination occurs, equal to the average of his annual bonus for the three fiscal years ending prior to the effective date of the termination; and (3) acceleration of all of his outstanding unvested options as of the date of the termination.  If Mr. Olivier is terminated for “cause” or if he resigns from employment with the Company, or if the employment agreement is not renewed by Mr. Olivier, he will have the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination.  If Mr. Olivier retires in accordance with any retirement plan or policy for senior executives adopted by the Company, he will have the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination, and any additional benefits provided under the retirement plan or policy.

The employment agreement also provides that the Board will nominate Mr. Olivier to serve as a director of the Company during the term of the employment agreement, upon each expiration of Mr. Olivier’s term as a director, and will use its best efforts to encourage the shareholders to elect him as a director of the Company.  The employment agreement contains customary confidentiality, non-competition and non-solicitation and other provisions.

Mr. Nurthen.  In connection with the commencement of his employment with the Company as its Chief Financial Officer, on November 29, 2013, the Company entered into an employment agreement with Mr. Nurthen.  The term of Mr. Nurthen’s employment under the employment agreement is for an indefinite period and may be terminated by either party at any time and for any reason or for no reason upon written notice to the other party.

The employment agreement provides that Mr. Nurthen will receive an annual salary of $225,000, subject to annual review by the Company’s President and/or Chief Executive Officer.  Mr. Nurthen is eligible to participate in the MIBP as determined from time to time by the Compensation Committee, and he is also entitled to participate in the LTEB, and to receive perquisites and benefits provided by the Company to its senior executives, subject to applicable eligibility criteria.

In the event that Mr. Nurthen is terminated without “cause” (as defined in the employment agreement) or in connection with Mr. Nurthen’s death or disability, or if Mr. Nurthen resigns his employment with the Company for “good reason” (as defined in the employment agreement), Mr. Nurthen will have the right under the employment agreement to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination.  In addition, in the event of a termination without cause or for good reason, Mr. Nurthen will be entitled (contingent upon his execution of a severance agreement) to receive his base salary as then in effect for nine months following the effective date of the termination and a prorated bonus payment.  If Mr. Nurthen is terminated for “cause” or if he resigns his employment with the Company without good reason, he will have the right to receive any unpaid base salary with respect to the period prior to the date of termination and any earned but unpaid bonus due to him as of the effective date of termination.  The Employment Agreement also contains customary confidentiality, non-competition, non-solicitation and other provisions.

Mr. Ostermann. In connection with his employment with the Company as its Chief Technology Officer, on July 27, 2016, the Company entered into an employment agreement with Mr. Ostermann. The term of Mr. Ostermann’s employment under the employment agreement is for an indefinite period and may be terminated by either party at any time and for any reason or for no reason upon written notice to the other party.

The employment agreement provides that Mr. Ostermann will receive an annual salary of $220,000, subject to annual review by the Company’s President and/or Chief Executive Officer. Mr. Ostermann is eligible to participate in the MIBP as determined from time to time by the Compensation Committee, and he is also entitled to participate in the LTEB, and to receive perquisites and benefits provided by the Company to its senior executives, subject to applicable eligibility criteria.

In the event that Mr. Ostermann is terminated without “cause” (as defined in the employment agreement) or in connection with Mr. Ostermann’s death or disability, or if Mr. Ostermann resigns his employment with the Company for “good reason” (as defined in the employment agreement), Mr. Ostermann will have the right under the employment agreement to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination. In addition, in the event of a termination without cause or for good reason, Mr. Ostermann will be entitled (contingent upon his execution of a severance agreement) to receive his base salary as then in effect for six months following the effective date of the termination and a prorated bonus payment. If Mr. Ostermann is terminated for “cause” or if he resigns his employment with the Company without good reason, he will have the right to receive any unpaid base salary with respect to the period prior to the date of termination and any earned but unpaid bonus due to him as of the effective date of termination. The Employment Agreement also contains customary confidentiality, non-competition, non-solicitation and other provisions.

Change of Control Agreements.  The Company has entered into Change of Control Agreements (“Change of Control Agreements”) with each of its chief executive officer and chief financial officer.  The Change of Control Agreements are intended to reduce the incentive for officers not to support a transaction that is beneficial to shareholders for fear that their employment would be terminated, to retain the services of these officers and to provide for continuity of management in the event of any “Change of Control,” as defined below.  These Change of Control Agreements provide that each officer will receive severance benefits equal to two times the sum of salary and targeted bonuses and medical and dental plan continuation for two years if, within two years following a “Change of Control,” as defined below, the officer’s employment is terminated without cause or by the executive for good reason.  For this purpose, “good reason” is defined to include:  (i) a material diminution of or interference with the officer’s duties and responsibilities; (ii) a change in the principal workplace of the officer to a location outside of a 50-mile radius from Milwaukee, Wisconsin; (iii) a reduction or adverse change in the salary, bonus, perquisites, benefits, contingent benefits or vacation time previously provided to the officer; or (iv) an unreasonable increase in the workload of the officer.  In addition, the officer will receive a prorated portion of the officer’s average annual bonus for the preceding three fiscal years.  If the officer leaves ARI for any other reason, within two years following a Change of Control, the officer will receive a prorated portion of the officer’s average annual bonus for the preceding three fiscal years.  The officer is under no obligation to mitigate amounts payable under the Change of Control Agreements.  In addition, upon a Change of Control, all stock options and similar awards become immediately vested and all deferred compensation becomes payable.

For purposes of the Change of Control Agreements, a “Change of Control” means any of the following events:  the acquisition (other than from the Company) by any individual, entity or group, subject to certain exceptions, of beneficial ownership, directly or indirectly, of 50% or more of the combined voting power of the Company’s then outstanding voting securities; (ii) a merger, consolidation, share exchange, or sale or disposition of substantially all of the assets of the Company; or (iii) approval by the Company’s shareholders of a complete liquidation or dissolution of the Company.

Director Compensation for Fiscal 2016

____________________

	Fees Earned
	or Paid in	Stock	Option	All Other
Name	Cash	Awards (1)	Awards (2)	Compensation	Total
William H. Luden, III	$45,500	$40,500	$—	$—	$86,000
William C. Mortimore	$34,500	$27,000	$—	$—	$61,500
Robert Y, Newell, IV	$37,500	$27,000	$—	$—	$64,500
P. Lee Poseidon	$26,000	$27,000	$—	$—	$53,000
Chad J. Cooper	$26,000	$27,000	$—	$—	$53,000

_______________________________

(1)	The values set forth in this column represent the grant date fair values computed in accordance with FASB ASC Topic 718 for the applicable fiscal year.
(2)

Total stock options held as of October 28, 2016 by individuals who were non-employee members of the Company’s Board of Directors during fiscal 2016 were as follows:  Mr. Luden—10,000; Mr. Mortimore—59,000; Mr. Newell—10,000;  Mr. Poseidon—0; and Mr. Cooper—10,000.

For fiscal 2016 service, each non-employee director received an annual cash retainer of $22,000 and ,6,338 shares of the Company’s restricted common stock ($33,000 and 9,507 shares for the chairman), which were granted in January 2016 and of which 50% each will vest one and two years from the date of grant.  Audit Committee members receive an additional $6,000 per year ($10,000 for the chairman); Compensation Committee and Acquisitions Committee members receive an additional $4,000 per year ($7,000 for the chairman); and non-employee members of the Nominating Committee receive an additional $2,500 per year ($4,000 for the chairman).

The Chairman of the Board (currently Mr. Luden) is compensated for his or her service as such at the rate of (a) one and one-half times that of the other non-employee directors for the cash portion of his or her regular Board service, (b) one and one-half times that of the other Directors for the equity portion of his or her regular Board service, and (c) one times that of the other Directors for service, including in an ex officio capacity, on any committee of the Board of Directors.

CERTAIN TRANSACTIONS

The Company’s Audit Committee Charter provides that the responsibilities of the Audit Committee include a review and approval of all material related party transactions with directors, executive officers, persons that are beneficial owners of more than 5% of the Company’s common stock.  While the Audit Committee Charter does not provide specific procedures as to the review of related party transactions, any such transactions are subject to review and evaluation by the Audit Committee based on the specific facts and circumstances of each transaction.  During fiscal 2016, there were no such transactions with any related parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon its review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 2016 pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, all of such forms were filed on a timely basis by or on behalf of reporting persons during fiscal 2016.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information about shares of the Company’s common stock outstanding and available for issuance under the Company’s existing equity compensation plans:  the 2000 Employee Stock Purchase Plan, as amended, the 2000 Stock Option Plan and the 2010 Equity Incentive Plan.  The table details securities authorized for issuance under the Company’s equity compensation plans as of July 31, 2016.  The table does not include stock option grants, exercises or cancellations since July 31, 2016 and, in accordance with SEC rules, excludes information concerning the Company’s 401(k) plan.  The Company has discontinued granting options under the 2000 Stock Option Plan, although options are outstanding under that plan.

Equity Compensation Plan Information

	Number of Securities to be	Weighted Average	Number of Securities
	Issued Upon Exercise of	Exercise Price of	Remaining Available for
	Outstanding Options,	Outstanding Options,	Future Issuance Under
Plan Category	Warrants and Rights	Warrants and Rights	Equity Compensation Plans
Equity compensation plans approved by security holders	921,176	$1.98	226,609
Equity compensation plans not approved by security holders	-	-	-
Total	921,176	$1.98	226,609

PROPOSAL TWO:  AMENDMENT OF 2010 EQUITY INCENTIVE PLAN

Introduction

The shareholders of the Company are asked to consider and approve an amendment to the ARI Network Services, Inc. 2010 Equity Incentive Plan (the “2010 Plan”) to increase the number of shares available for grant under the Plan.  Equity compensation has historically been, and continues to be, a key component of the Company’s total compensation program.  Obtaining shareholder approval of the proposed amendment to the 2010 Plan is important to the Company’s ability to continue to attract, retain and motivate key talent, and position the Company for future success.  Details regarding the background of this proposal and the material features of the 2010 Plan are provided below.

In September 2016, the Board of Directors approved the proposed amendment to the 2010 Plan, subject to the approval of the Company’s shareholders.  The Company is now seeking shareholder approval of the amendment.  Specifically, the Board is seeking shareholder approval of an amendment to:

•	increase the aggregate number of shares of common stock from 1,850,000 shares to 3,050,000 shares; and

•increase the maximum number of shares available for issuance under the 2010 Plan in the form of shares of common stock, restricted shares or restricted stock units from 1,525,000 shares to 2,725,000 shares.

The proposed amendment will become effective only when and if approved by the Company’s shareholders.

Background of the Proposal

The two main objectives of the Company’s executive compensation program are:

•	to offer a competitive total compensation value that will allow the Company to continue to attract, retain and motivate highly talented individuals to fill key positions throughout the Company; and
•	to align a significant portion of each executive officer’s total compensation with the performance of the Company and the interests of the Company’s shareholders.

Fulfilling these objectives is critical to the long-term success of the Company.  Given the importance of equity compensation in carrying out the objectives of the Company’s compensation program, it is important that there be sufficient equity awards available for award to key contributors currently within the Company.  Recent growth through acquisitions has increased the number of employees who may be eligible to receive equity awards in the future.  Future growth, through acquisitions or otherwise, could further increase the Company’s need for flexibility to provide equity-based incentives and awards.

The features of the 2010 Plan, which are described in detail below, were designed with the best interests of the Company and its shareholders in mind.

Material Features of the 2010 Plan

Introduction and Purpose.  The Board of Directors adopted the ARI Network Services, Inc. 2010 Plan in November 2010 and it was approved at the annual meeting of shareholders held in January 2011.  An amendment and restatement of the 2010 Plan was approved at the annual meeting of shareholders held in January 2014.  The purpose of the 2010 Plan is to attract and retain certain selected officers, key employees, non-employee directors and consultants whose skills and talents are important to the Company’s operations, and to reward them for making major contributions to the success of the Company.

As further described below, the 2010 Plan provides the Compensation Committee with the ability to award stock options to participants.  The Board of Directors believes the continued ability to grant stock options is a valuable tool for ensuring that the interests of participants are directly aligned with those of shareholders, since they recognize the value only if and to the extent that the value of the Company’s common stock increases.  The 2010 Plan also provides the Compensation Committee with the flexibility to grant a variety of other equity-based awards to the extent it determines that doing so would be in the best interests of the Company and its shareholders.

The aggregate number of shares of common stock currently subject to the 2010 Plan is 1,850,000 shares; however, that number would be increased to 3,050,000 if the 2010 Plan is approved by shareholders.  In addition, currently, a maximum of 325,000 of the shares available for issuance under the 2010 Plan can be in the form of restricted shares or restricted stock units; however, that number would be increased to 2,725,000 in connection with the 2010 Plan.

The 2010 Plan includes the following other provisions:

•	the exercise price for options and stock appreciation rights cannot be less than 100% of the fair market value of the Company’s common stock on the date of grant;
•

the exercise prices for options or stock appreciation rights cannot be repriced without shareholder approval, except to reflect changes to the capital structure of the Company as described in the 2010 Plan;

•	a limit on the number of options (250,000) that can be granted to an individual in one year;
•	a maximum term of ten years for options and stock appreciation rights;
•

the 2010 Plan does not have liberal share counting provisions (such as provisions that would permit shares withheld for payment of taxes or the exercise price of stock options to be re-granted under the plan); and

•	awards cannot be transferred to third parties, with the exception of certain estate planning transfers, which can be made if the committee that administers the 2010 Plan approves such transfers.

The complete text of the 2010 Plan, reflecting the amendment for which shareholder approval is being requested, is set forth in Appendix A to this proxy statement.  The following summary of the material features of the 2010 Plan is qualified in its entirety by reference to Appendix A.

Eligibility.  Persons eligible for awards under the 2010 Plan include current and prospective employees, non-employee directors, consultants or other persons who provide services to the Company and who hold, or will hold, positions of responsibility and whose performance, in the judgment of the Compensation Committee or the management of the Company, can have a significant effect on the success of the Company.  As of November 9, 2016, approximately 423 individuals were eligible to participate in the 2010 Plan.

Administration.  The 2010 Plan is administered by the Compensation Committee.  Except to the extent prohibited by applicable law, the Compensation Committee may delegate to the chief executive officer or to other senior officers of the Company its duties under the 2010 Plan pursuant to such conditions or limitations as the Compensation Committee may establish.

Awards.  Awards under the 2010 Plan currently may include ISOs, NSOs, shares of common stock, restricted stock or restricted stock units, and SARs, each as described below.  The Compensation Committee is responsible for determining the type or types of awards to be made to each participant.  The terms, conditions and limitations applicable to each award, including any vesting requirements, will be set forth in the related award agreement.  Except as otherwise provided in an award agreement, in the event of a change of control (as defined in the 2010 Plan), if a participant’s employment is involuntarily terminated (other than for “cause,” as defined under the 2010 Plan) within one year following or three months prior to the change of control, all awards held by the participant will become fully vested and immediately exercisable.

The 2010 Plan will terminate on December 16, 2020, subject to early termination by the Company’s Board as described in the 2010 Plan, and no awards may be made under the 2010 Plan after such date.

Stock Options.  Stock options are rights to purchase a specified number of shares of common stock for a purchase price of not less than 100% of the fair market value of the common stock on the date of grant.  The Compensation Committee may not reduce the purchase price for common stock pursuant to a stock option after the date of grant without the consent of the Company’s shareholders, except in accordance with certain exceptions set forth in the 2010 Plan.  A stock option may be designated by the Compensation Committee in the award agreement as an NSO for all participants or an ISO for employee participants.  An ISO, in addition to being subject to applicable terms, conditions and limitations established by the Compensation Committee, must comply with Section 422 of the Code which, among other limitations, provides that the aggregate fair market value (determined at the time the option is granted) of common stock for which ISOs are exercisable for the first time by a participant during any calendar year may not exceed $100,000; that ISOs must be priced at not less than 100% of the fair market value on the date of the grant (110% in the case of a Participant who is a 10% shareholder of the Company within the meaning of Section 422 of the Code); and that ISOs must be exercisable for a period of not more than ten years (five years in the case of a Participant who is a 10% shareholder of the Company).  The other restrictions and conditions relating to an option grant will be established by the Compensation Committee and set forth in the award agreement.  At November 9, 2016, the closing price of the Company’s common stock was $4.87 per share.

Restricted Stock, Common Stock or Restricted Stock Unit Award.  A restricted stock, common stock or restricted stock unit award is an award of stock, or in the case of a restricted stock unit, a bookkeeping entry granting a participant the right to a share of common stock in the future, for some or no monetary consideration, as the Committee may specify.  Restricted stock and restricted stock unit awards may contain transferability or forfeiture provisions including a requirement of future services and such other restrictions and conditions as may be established by the Compensation Committee and set forth in the award agreement.  Common stock awards will not contain such restrictions.

SARs.  SARs or stock appreciation rights refers to a grant of the right to receive, upon exercise, the difference between the fair market value of a share of common stock on the date of exercise, and the grant value of each SAR.  The grant value will not be less than 100% of the fair market value of the common stock on the date of grant, as set forth in the award agreement.  The difference between the fair market value on the date of exercise and the grant value, multiplied by the number of SARs exercised (which we refer to as the “spread”), will be paid in shares of common stock with a fair market value equal to the spread.  However, the Company may, in the sole discretion of the Compensation Committee at the time of grant, determine to settle its obligation arising out of the exercise of an SAR by the payment of cash equal to the spread, or by the issuance of a combination of shares of common stock and cash, in the proportions determined by the Compensation Committee, with a fair market value equal to the spread.  The other restrictions and conditions of the SARs will be established by the Compensation Committee and set forth in the award agreement.

Amendment or Termination of the Plan.  The Board may, at any time, amend or terminate the 2010 Plan.  However, no amendment or termination may adversely affect the rights of any participant or beneficiary under any award granted under the 2010 Plan without the written consent of the affected participant or beneficiary prior to the date such amendment is adopted by the Board, and no amendment may increase the number of shares of common stock that may be issued under the 2010 Plan without the approval of the Company’s shareholders.

Adjustments.  In the event of certain changes in the capital structure of the Company, the Compensation Committee must make proportionate equitable adjustments to outstanding awards such that the net value of the award is not changed.  Any adjustment action taken by the Compensation Committee will be conclusive and binding on all participants, the Company and their successors, assigns and beneficiaries.

Termination of Employment or Service.  In the event of termination of employment or service of a participant, awards under the 2010 Plan will immediately terminate, unless the award agreement provides otherwise.  Notwithstanding the foregoing, the 2010 Plan provides that options will remain exercisable for a period of 90 days following a participant’s termination of employment (other than for “cause”) and one year following a participant’s termination of employment due to death or disability.  The Compensation Committee has discretion to provide the period for which, and the extent to which, options remain exercisable in the event of termination of employment resulting from retirement, death, disability or certain resignations determined to be in the best interests of the Company.  Restricted stock and restricted stock units which are not vested are generally forfeited upon termination of employment or service.

Federal Income Tax Consequences

Counsel for the Company has advised that, under current tax law, the federal income tax consequences of NSOs, ISOs, restricted stock, restricted stock units and SARs proposed to be granted under the 2010 Plan are generally as follows:

NSOs.  The grant of an NSO will have no federal income tax consequences to the Company or to a participant.  A participant will recognize taxable ordinary income at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares acquired at the time of exercise over the option price, and the Company will ordinarily be entitled to a deduction for such amount.  Gains recognized on the exercise of options by employees will be subject to income and employment tax withholding.  The holder of shares acquired upon exercise of an NSO will, upon a subsequent disposition of such shares, generally recognize a short-term or long-term capital gain or loss, depending upon the holding period of the shares, equal to the difference between the amount realized on the sale and the basis in such shares (the sum of the option price and the amount taxed as ordinary income at the time of exercise).

ISOs.  Neither the grant nor exercise of an ISO will generally have any federal income tax consequences for a participant.  The amount by which the fair market value of the shares acquired upon the exercise of an ISO exceeds the option price as of the date of exercise, however, is an item of “tax preference” for purposes of computing the alternative minimum tax on individuals.  If a participant has held the shares acquired on the exercise of an ISO for at least two years from the date of the grant of the option and at least one year from the date of exercise, the participant will recognize taxable long-term capital gain or loss upon a subsequent disposition of the shares.  In such circumstances, no deduction would be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the option or the transfer of shares acquired upon such exercise.  If, however, the participant disposes of his or her shares within the holding periods described above, (i) the participant will recognize ordinary income in an amount equal to the difference between the fair market value of such shares on the date of exercise and the option price, provided that, if the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized by the participant and the amount realized from such sale or exchange is less than the fair market value on the exercise date, then the ordinary income will be limited to the excess of the amount realized upon the sale or exchange of the shares over the option price; (ii) the Company will be entitled to a deduction for such year in the amount of the ordinary income so recognized; and (iii) the participant will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon such sale or exchange of the shares and the sum of the option price plus the amount of ordinary income, if any, recognized upon such disposition.

Restricted Stock.  The grant of restricted stock is not a taxable event to a participant, absent an election under Section 83(b) of the Internal Revenue Code (the “Code”).  If no election is made, the participant will recognize income, taxable for income tax purposes at ordinary rates, upon the lapse of the restrictions governing the shares.  The amount of the income will equal the fair market value of the shares when the restrictions lapse, less any amount paid by the participant for the shares.  If the participant makes a Section 83(b) election within 30 days of the date of grant, he or she will be deemed to have received ordinary income at the time of the grant of the restricted shares equal to their fair market value at the date of grant less any amount paid by the participant for the shares, determined without regard to the restrictions imposed thereon.  In both cases, the amount taxed as ordinary income will be subject to income and employment tax withholding if the participant is an employee.  If the restricted shares are subsequently forfeited after a Section 83(b) election and before the restrictions lapse, the participant is not entitled to claim the loss for income tax purposes.  The Company will be entitled to a deduction for income tax purposes when the participant recognizes ordinary income, either as a result of a Section 83(b) election or because of the lapse of the restrictions.  The amount of the deduction will generally equal the amount of ordinary income recognized by the participant.

Common Stock.  The grant of common stock is a taxable event to a participant.  The participant will be deemed to have received ordinary income at the time of the grant of the shares equal to their fair market value at the date of grant less any amount paid by the participant for the shares.  The amount taxed as ordinary income will be subject to income and employment tax withholding if the participant is an employee.  The Company will be entitled to a deduction for income tax purposes when the participant recognizes ordinary income.  The amount of the deduction will generally equal the amount of ordinary income recognized by the participant.

Restricted Stock Units.  A participant will not be deemed to have received taxable income upon the grant or vesting of restricted stock units.  However, upon vesting, the then fair market value of the units is subject to income and employment tax withholding if the participant is an employee.  The participant will recognize taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant.  If the participant is an employee, the ordinary income recognized on distribution is subject to income and employment tax withholding.  Upon the distribution of shares to a participant with respect to restricted stock units, the Company will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income recognized by the participant.  The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares plus any amount paid for the restricted stock units, and a gain or loss recognized by the participant on a subsequent disposition of any such shares will generally be capital gain or loss.  A participant’s holding period will commence on the date the shares are distributed to the participant.

SARs.  A participant will not be deemed to have received taxable income upon the grant or vesting of an SAR.  Upon the exercise of an SAR, a participant generally will be deemed to have received income, taxable for federal income tax purposes at ordinary income rates, equal to the fair market value at the time of exercise of any common stock received plus the amount of any cash received, and the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant as a result of such exercise.  Gains recognized on the exercise of SARs by employees will be subject to income and employment tax withholding.  The basis of shares received upon the exercise of an SAR will equal the fair market value of the shares at the time of exercise, and a gain or loss recognized by the participant on a subsequent disposition of any such shares will generally be capital gain or loss.  A participant’s holding period will commence on the date the shares are distributed to such participant.

The foregoing summary does not contain a complete analysis of all the potential tax consequences of the types of awards proposed to be granted under the 2010 Plan, including employment tax and state, local or foreign income tax consequences.

New Plan Benefits

2010 Equity Incentive Plan

The amounts, if any, which may be received by the Company’s senior executives under the 2010 Plan in future periods are not yet determinable.  Therefore, it is not possible to determine with certainty the dollar value or number of shares of the Company’s common stock that will be issued under the 2010 Plan as a result of this proposal.

The following table sets forth the awards and the dollar value of the awards granted under the 2010 Plan during fiscal 2016 to (i) each of our named executive officers, (ii) all executive officers as a group, (iii) all non-employee directors and (iv) all employees other than executive officers as a group.

__________________

	Restricted	Dollar Value of	Stock	Dollar Value of
Name	Stock	Restricted Stock	Options	Stock Options
Roy W. Olivier, President and Chief	—	$—	—	$—
Executive Officer, Director
William A. Nurthen, Chief Financial	—	$—	—	$—
Officer, Treasurer and Secretary
Robert A. Ostermann, Chief Technology	—	$—	—	$—
Officer
William H. Luden, III, Chairman of the	9,507	$40,500	—	$—
Board, Director
William C. Mortimore, Director	6,338	$27,000	—	$—
Robert Y. Newell, IV, Director	6,338	$27,000	—	$—
P. Lee Poseidon, Director	6,338	$27,000	—	$—
Chad J. Cooper, Director	6,338	$27,000	—	$—
All current executive officers as a group	—	$—	—	$—
All current non-employee directors as a group	34,859	$148,500	—	$—
All employee who are not executive officers	7,500	$28,000	—	$—
as a group
Total	42,359	$176,500	—	$—

In order to ensure that the Company is able to continue to incorporate equity compensation as a critical component of its executive compensation program, and for the reasons described above, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE 2010 PLAN.

____________________

PROPOSAL THREE: ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Company seeks your advisory vote on our executive compensation program and asks that you support the compensation of our named executive officers as disclosed in the accompanying tables contained in this proxy statement.  We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934.  We are asking shareholders to approve the following resolution regarding our executive compensation program:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.

The Company offers an award-winning suite of lead generation and eCommerce Websites, eCatalog Solutions, Business Management Systems and Digital Marketing Services that help dealers, equipment manufacturers and distributors in select vertical markets Sell More Stuff!™ – online and in-store.  The Company’s innovative products are powered by a proprietary library of enriched electronic product content including OEM parts, aftermarket parts, garments and accessories (PG&A) and whole goods from more than 1,800 manufacturers.  More than 23,500 equipment dealers, distributors and manufacturers worldwide leverage the Company’s solutions to Sell More Stuff!™

The Company’s goal is to become the leading provider of software-as-a-service (SaaS) and data-as-a-service (DaaS) solutions and complementary services that help its customers efficiently and effectively sell more major units, replacement parts, accessories and service.  The Company’s continued goal is to grow revenues at a double-digit rate and to grow earnings through scalability.  The Company intends to accomplish this goal by delivering our solutions to dealers, distributors, manufacturers, service providers and consumers in selected vertical markets where the finished goods are complex equipment requiring service which are primarily sold and serviced through an independent dealer channel which typically carries multiple brands. We believe this strategy will drive increased value to the Company’s shareholders, employees and customers.

To be successful and accomplish its goal, the Company needs senior executives who have the capability and experience to operate effectively in this sector.  A guiding principle of the Company’s compensation program is to provide pay opportunities that are competitive in attracting and retaining key employees, including named executive officers.  Other key objectives of the program are to align compensation to shareholder interests and, as an element of that objective, to pay for results and not pay for failure.

As described above in the section above entitled “Executive Compensation,” the goal of our compensation program is to motivate our executive officers to achieve strong financial performance, particularly revenue growth and stock price appreciation, and to achieve our corporate strategic objectives.  Our executive compensation program includes salary, an annual management incentive bonus plan, and a Long Term Executive Bonus Plan focused on equity-based compensation.  We believe that our executive compensation program serves to align the interests of our executive officers with the interests of our shareholders.

Approval of the Company’s executive compensation policies and procedures would require that the number of votes cast in favor of the proposal exceed the number of votes cast against it.  Abstentions and broker non-votes will not be counted as votes cast.  Because this shareholder vote is advisory, it will not be binding upon the Board of Directors.  However, the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

REPORT OF THE AUDIT COMMITTEE

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and to report the results of its activities to the Board.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  A complete description of the Committee’s duties is set forth in its charter.

In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under standards of the Public Company Accounting Oversight Board (United States).  In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit.  The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination and their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held five meetings during fiscal 2016.

In reliance on the views and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended July 31, 2016 for filing with the Securities and Exchange Commission.  The Committee has also approved the appointment of the Company’s independent auditors for fiscal 2017.

Audit Committee of the Board of Directors of ARI Network Services, Inc.:

William C. Mortimore (Chairman)

William H. Luden, III

Robert Y. Newell, IV

AUDITOR’S FEES

Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories, were as follows:

	2016	2015
Audit fees	$153,070	$159,884
Audit related fees	—	35,149
All other fees	31,500	—
Total	$184,570	$195,033

The Audit Committee pre-approves all audit and permitted non-audit services provided by the independent auditors, unless such pre-approval is waived in accordance with Item 2-01(c)(7)(i)(C) of Regulation S-X.  These services may include audit services, audit-related services, tax services and other services.  Amounts included in all other fees relate to the audit of a newly acquired business. Amounts included in audit related fees during fiscal 2015 relate to additional matters that arose during the course of the audit, and amounts for services related to the Company’s registration statements on Form S-1 and Form S-3, and a comfort letter in connection with the Company’s May 2015 public offering.  The Audit Committee has delegated the authority to grant pre-approval of auditing or allowable non-audit services to the chairman of the Audit Committee.  Each pre-approval decision pursuant to this delegation is to be presented to the full Audit Committee at its next scheduled meeting.

PROPOSAL FOUR:  RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed Wipfli LLP to serve as the Company’s independent accountant to audit the books and accounts of the Company and its subsidiaries for the fiscal year ending July 31, 2017.  The Board of Directors has recommended that shareholders ratify this appointment.  It is intended that the shares represented by the proxy will be voted (unless the proxy indicates to the contrary) for ratification of the appointment.  Wipfli LLP also served as the Company’s independent accountant for the fiscal year ended July 31, 2015.  A representative of Wipfli LLP is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF WIPFLI LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JULY 31, 2017.

OTHER MATTERS

Other Proposed Action

The Board of Directors of the Company knows of no other matters which may come before the meeting.  However, if any matters other than those referred to above should properly come before the meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their discretion.

Shareholder Proposals

All proposals of shareholders for nominations of persons for election to the Board of Directors must be received by the Company at its executive offices no earlier than August 8, 2017 and no later than October 7, 2017, and must otherwise be in accordance with the Bylaws of the Company. All other proposals of shareholders intended to be presented at the Company’s fiscal 2017 Annual Meeting must be received by the Company at its executive offices on or before October 7, 2017, in order to be presented at the meeting (and must otherwise be in accordance with the requirements of the Bylaws of the Company) and must be received by July 31, 2017 to be considered for inclusion in the proxy statement for that meeting.

Costs of Solicitation

The cost of soliciting proxies under this proxy statement will be borne by the Company.  Proxies may be solicited by directors, officers or employees of the Company in person, by telephone or via the Internet.  The Company has engaged the services of Morrow Sodali Global (“Morrow”) to aid in the solicitation of proxies.  The Company expects that it will pay Morrow its customary fees, estimated not to exceed approximately $[●], plus reasonable out-of-pocket expenses  incurred in the process of soliciting proxies.  The proxy solicitor estimates that approximately 30 of its employees will assist in this proxy solicitation, which they may conduct by personal interview, mail, telephone, facsimile, email, other electronic forms of communication or otherwise.  Excluding amounts normally expended by the Company for a solicitation for an election of directors in the absence of a contested election and costs represented by salaries and wages of the Company’s regular employees and officers, the Company’s aggregate expenses related to this proxy solicitation are expected to be approximately $[●], of which approximately $[●] has been spent to date.  The Company may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in sending proxy materials to beneficial owners.

SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ONLINE ON THE “INVESTORS” SECTION OF OUR WEBSITE AT WWW.ARINET.COM OR, AT NO COST, BY WRITING TO THE INVESTOR RELATIONS DEPARTMENT, ARI NETWORK SERVICES, INC., 10850 WEST PARK PLACE, SUITE 1200, MILWAUKEE, WISCONSIN 53224.

BY ORDER OF THE BOARD OF DIRECTORS

William A. Nurthen, Secretary

November 28, 2016

APPENDIX A

ARI NETWORK SERVICES, INC.

2010 EQUITY INCENTIVE PLAN

Amended ~~and Restated~~ effective ~~April 15, 2014~~ January 5, 2017

1.  Objectives.  The ARI Network Services, Inc. 2010 Equity Incentive Plan is designed to attract and retain certain selected officers, key employees, non-employee directors and consultants whose skills and talents are important to the Company’s operations, and reward them for making major contributions to the success of the Company.  These objectives are accomplished by making awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

2.  Definitions.

(a)  “Award” shall mean an Option, share of Common Stock, share of Restricted Stock, Restricted Stock Unit or SAR (stock appreciation right) awarded to a Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

(b)  “Award Agreement” shall mean the agreement that sets forth the terms, conditions and limitations applicable to an Award.

(c)  “Board” shall mean the Board of Directors of ARI Network Services, Inc.

(d)  “Cause” shall mean (i) the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Company (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) for a period of at least ten days after a written demand for substantial performance is delivered to the Participant which specifically identifies the manner in which the Participant has not substantially performed his or her duties, or (ii) the willful engaging by the Participant in misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.  For purposes of this Plan, no act or failure to act on the Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that such action or omission was in the best interest of the Company.  Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Participant a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the Board of the Company, excluding the vote of the Participant if the Participant is on the Board, at a meeting of the Board called and held for such purposes (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant’s counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Participant was guilty of conduct constituting Cause as set forth above and specifying the particulars thereof in detail.

(e)  “Change of Control” shall mean any of the following:

(i)  the acquisition by an individual, entity or group, acting individually or in concert (a “Person”) of beneficial ownership of more than 50% of the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”); provided,  however, that for purposes of this Subsection 2(e)(i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection 2(e)(ii) below; or

(ii)  consummation of a reorganization, merger or consolidation, share exchange, or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then outstanding common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of the corporation resulting from such Business Combination were members of the Board of the Company at the time of the execution of the initial agreement providing for such Business Combination; or

(iii)  approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(f)  “Common Stock” or “Stock” shall mean the $.001 par value common stock of ARI Network Services, Inc.

(g)  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h)  “Committee” shall be the Compensation Committee of the Board, unless the Board designates a different qualifying Committee.  Except as otherwise determined by the Board, the Committee shall be so constituted as to permit grants of Options to comply with Section 162(m) of the Code and any regulations promulgated thereunder, or any other statutory rule or regulatory requirements.

(i)  “Company” shall mean ARI Network Services, Inc. and its direct and indirect subsidiaries, and partnerships and other business ventures in which ARI Network Services, Inc. or its direct or indirect subsidiaries have a significant equity interest, as determined in the sole discretion of the Committee.  For purposes of defining whether a Participant is receiving stock of a “service recipient” under Section 409A of the Code and the guidance thereunder, this definition of “Company” shall be deemed to include the broadest definition of entities permissible under such guidance.

(j)  “Fair Market Value” shall mean the closing price of the Common Stock on the NASDAQ Over-The-Counter Bulletin Board (or if the Common Stock is not then traded on the Over-The-Counter Bulletin Board, the closing price on such other exchange or inter-dealer quotation system on which the Common Stock is listed) as reported in any commonly-accepted electronic medium or other authoritative source on the indicated date.  If no sales of Common Stock were made on said bulletin board (or other exchange or inter-dealer quotation system) on that date, “Fair Market Value” shall mean the closing price of Common Stock as reported for the most recent preceding day on which sales of Common Stock were made on said bulletin board (or other exchange or inter-dealer quotation system), or, failing any such sales within two (2) weeks prior to the indicated date, such other market price as the Board or the Committee may determine in conformity with pertinent law and regulations of the Code and Treasury Department.

(k)  “Incentive Stock Option” shall mean an option to purchase shares of Common Stock which complies with the provisions of Section 422 of the Code.

(l)  “Nonstatutory Stock Option” shall mean an option to purchase shares of Common Stock which does not comply with the provisions of Section 422 of the Code or which is designated as such pursuant to Paragraph 7 of the Plan.

(m)  “Option” shall mean (i) with respect to an employee, an Incentive Stock Option or Nonstatutory Stock Option granted to a Participant by the Committee pursuant to Section 7 hereof and (ii) with respect to any non-employee, a Nonstatutory Stock Option granted to a Participant by the Committee pursuant to Section 7 hereof.

(n)  “Participant” shall mean a current, prospective or former employee, non-employee director, consultant or other person who provides services to the Company to whom an Award has been made under the Plan.

(o)  “Plan” shall mean the ARI Network Services, Inc. 2010 Equity Incentive Plan.

(p)  “Restricted Stock” shall mean shares of Common Stock granted to a Participant by the Committee pursuant to Section 7 hereof, which are subject to restrictions set forth in an Award Agreement.

(q)  “Restricted Stock Unit” shall mean a right to receive one share of Common Stock or cash equivalent to the Fair Market Value thereof granted to a Participant pursuant to Section 7, hereof, subject to the restrictions set forth in the Award Agreement.

(r)  “SAR” shall mean a stock appreciation right with respect to one share of Common Stock granted to a Participant pursuant to Section 7 hereof, subject to the restrictions set forth in the Award Agreement.

3.  Eligibility.  Current and prospective employees, non-employee directors, consultants or other persons who provide services to the Company eligible for an Award under the Plan are those who hold, or will hold, positions of responsibility and whose performance, in the judgment of the Committee or the management of the Company (if such responsibility is delegated pursuant to Section 6 hereof), can have a significant effect on the success of the Company.  However, Incentive Stock Options may only be issued to employees of the Company and its subsidiary corporations within the meaning of Section 424(f) of the Code.

4.	Common Stock Available for Awards.

(a)  Number of Shares.  Subject to adjustment as provided in Section 13 hereof, the number of shares that may be issued under the Plan for Awards during the term of the Plan is ~~1,800~~3,050,000 shares of Common Stock, which may be treasury shares or authorized but unissued shares of Common Stock, or a combination of the two, all of which may be in the form of Incentive Stock Options.  For purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan, (i) any shares of Common Stock subject to any Award under this Plan which terminates by expiration, forfeiture, cancellation, is settled in cash in lieu of shares or otherwise without the issuance of shares shall be available for grant under the Plan; (ii) upon the exercise of a stock-settled SAR or Option granted under the Plan, the full number of shares represented by the SAR or Option exercised (including any shares withheld to satisfy taxes and any shares used to exercise an Award, whether directly or by attestation) shall be treated as shares of Common Stock issued under the Plan, notwithstanding that a lesser amount of shares or cash representing shares of Common Stock may have been actually issued or paid upon such exercise; (iii) shares of Common Stock withheld to satisfy taxes on any Award, to the extent not already treated as issued pursuant to the above, shall be treated as issued hereunder; and (iv) shares of Common Stock that are repurchased by the Company with Option proceeds shall not be added to the aggregate plan limit described above.

(b)  Limits.  Subject to adjustment as provided in Section 13 hereof, no individual shall be eligible to receive Options over more than 250,000 shares of Common Stock reserved under the Plan in any one calendar year  and the Company will not issue more than 1,525 2,725,000 shares of unrestricted Common Stock, Restricted Stock or Restricted Units during the term of the Plan.    For purposes of determining the maximum number of these types of Awards available for grant under the Plan, any Awards which are forfeited to the Company, shall be treated, following such forfeiture, as Awards that have not been granted under the Plan.

(d)  Securities Law Filings.  The Company shall take whatever actions are necessary to file required documents with the U.S. Securities and Exchange Commission and any other appropriate governmental authorities and stock exchanges to make shares of Common Stock available for issuance pursuant to Awards.

5.  Administration.  The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan, to determine which persons are Participants, to determine which type of Awards shall be granted to Participants, grant waivers of Award restrictions, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan.  All determinations made by the Committee regarding the Plan or an Award shall be binding and conclusive as regards the Company, the Participants, and any other interested persons.

6.  Delegation of Authority.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange on which the Common Stock is listed, the Committee may delegate to the chief executive officer or to other senior officers of the Company its duties under the Plan, other than grants of Awards to executive officers of the Company, pursuant to such conditions or limitations as the Committee may establish.  Any such delegation may be revoked by the Committee at any time.

7.  Awards.  The Committee shall set forth in the related Award Agreement the terms, conditions, performance requirements and limitations applicable to each Award including, but not limited to, continuous service with the Company, forfeiture of Awards and proceeds from Awards in the event the Participant competes with the Company or violates any confidentiality or nonsolictiation obligations owed to the Company, conditions under which acceleration of vesting will occur, and achievement of specific business objectives.  The types of Awards available under the Plan are those listed in this Section 7.

(a)  Option.  An Option is the grant of a right to purchase a specified number of shares of Common Stock the purchase price of which (the “Exercise Price”) shall be not less than 100% of Fair Market Value on the date of grant.  In addition, the Committee may not reduce the purchase price for Common Stock pursuant to an Option after the date of grant without the consent of the Company’s shareholders, except in accordance with adjustments pursuant to Section 13 hereof.  Further, an Option may not be exercisable for a period in excess of ten years.  An Option may be designated by the Committee in the Award Agreement as a Nonstatutory Stock Option for all Participants or an Incentive Stock Option for Participants who are employees.  An Incentive Stock Option, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code which, among other limitations, provides that the aggregate Fair Market Value (determined at the time the option is granted) of Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000; that Incentive Stock Options shall be priced at not less than 100% of the Fair Market Value on the date of the grant (110% in the case of a Participant who is a 10% shareholder of the Company within the meaning of Section 422 of the Code); and that Incentive Stock Options shall be exercisable for a period of not more than ten years

(five years in the case of a Participant who is a 10% shareholder of the Company).  For purposes of determining the percentage of stock ownership a Participant holds in the Company, the attribution rules of Treasury Regulation §1.424.-1(d) shall apply.  The other restrictions and conditions of the Option will be established by the Committee and set forth in the Award Agreement.

(b)  Restricted Stock or Restricted Stock Unit Award.  A share of Restricted Stock is an award of one share of Common Stock, and a Restricted Stock Unit is a bookkeeping entry, granting a Participant a right to receive one share of Common Stock or the cash equivalent to the Fair Market Value of one share in the future (such form and time of payment to be specified by the Committee at the time of grant), which may contain transferability or forfeiture provisions including a requirement of future services and/or the completion of certain performance requirements and such other restrictions and conditions as may be established by the Committee and set forth in the Award Agreement.  Dividends or dividend equivalent rights may only be extended to and made part of any Award of Restricted Stock or Restricted Stock Units, subject to such terms, conditions and restrictions as the Committee may establish.  The Committee may establish rules and procedures for the crediting of dividend equivalents for Restricted Stock Units.

(c)  SARs.  An SAR is a grant of the right to receive, upon exercise, the difference between the Fair Market Value of a share of Common Stock on the date of exercise, and the “Grant Value” of each SAR.  The Grant Value shall be not less than 100% of Fair Market Value on the date of grant, as set forth in the Award Agreement.  The Committee may not reduce the Grant Value after the date of grant without the consent of the Company’s shareholders, except in accordance with adjustments pursuant to Section 13 hereof.  The difference between the Fair Market Value on the date of exercise and the Grant Value, multiplied by the number of SARs exercised (the “Spread”), shall be paid in shares of Common Stock which have a Fair Market Value equal to the Spread, provided, however, that any fractional share shall be paid in cash.  Notwithstanding the foregoing, the Company, as determined in the sole discretion of the Committee at the time of grant, shall be entitled to settle its obligation arising out of the exercise of an SAR by the payment of cash equal to the Spread, or by the issuance of a combination of shares of Common Stock and cash, in the proportions determined by the Committee, which have a Fair Market Value equal to the Spread.  The other restrictions and conditions of the SARs will be established by the Committee and set forth in the Award Agreement, provided that the period for which an SAR may be exercisable shall not exceed ten years.

8.  Option Exercise.  Upon exercise of an Option, the Exercise Price shall be paid in full at the time of the exercise (i) in cash, (ii) by tendering shares of Common Stock, either directly or by attestation, which are equal in value to the purchase or exercise price, valued at Fair Market Value on the date of exercise, (iii) on a “net exercise” basis, or (iv) if permitted by the Committee in its capacity as administrator of the Plan, any combination of the foregoing.  In the case of a net exercise, the Company will deliver a number of shares of Common Stock to the Participant equal to the number of shares of Common Stock for which the Option was exercised, reduced by the number of whole shares of Common Stock (which the Company shall retain) with a value on the date of exercise (based on the Fair Market Value on the date prior to the date of exercise) equal to the Exercise Price and the required withholding tax at the time of exercise.  To the extent the combined value of such whole shares of Common Stock (valued at the Fair Market Value on the date prior to the date of exercise) is not sufficient to equal the exercise price and required withholding tax, the Participant must pay such difference in cash to the Company before delivery of the shares of Common Stock will be made to the Participant.  The Committee shall establish appropriate methods for accepting Common Stock and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise an Option.

9.  Tax Withholding.  The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes, but in no event in excess of the minimum withholding required by law. The Company may defer making delivery with respect to Common Stock obtained pursuant to an Award hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligation. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the Option or SAR is exercised or the Restricted Stock vests. In the case of Restricted Stock Units, such stock will be valued when the Restricted Stock Units are paid to a Participant, in the case of income tax withholding, or when the Restricted Stock Units vest, in the case of employment tax withholding, unless applicable law requires a different time for withholding.  Shares of Common Stock used to satisfy tax withholding obligations shall be treated as issued for purposes of determining the number of shares remaining for grant of Awards pursuant to Section 4 hereof.

10.  Amendment or Termination of the Plan.  The Board may, at any time, amend or terminate the Plan; provided, however, that

(a)  subject to Section 13 hereof, no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and

(b)  without further approval of the shareholders of the Company, no amendment shall increase the number of shares of Common Stock which may be issued pursuant to Awards hereunder, except for increases resulting from Section 13 hereof.

11.  Termination of Employment or Service.  If the service-providing relationship of a Participant terminates, or a non-employee director no longer serves on the Board, other than pursuant to paragraphs (a) through (d) of this Section 11, all Awards shall immediately terminate, unless the Award Agreement provides otherwise.  If the status of a Participant’s relationship with the Company changes, e.g., from a consultant to an employee or vice versa, it will not be a termination of the service-providing relationship.  Notwithstanding the foregoing, if a Participant’s employment or service is terminated for Cause, to the extent the Award is not effectively exercised or has not vested prior to such termination, it shall lapse or be forfeited to the Company immediately upon termination.  In all events, an Award will not be exercisable after the end of its term as set forth in the Award Agreement.

(a)  Retirement.  When a Participant’s employment terminates as a result of retirement (as such term is defined by the Committee from time to time), the Committee (in the form of an Award Agreement or otherwise) may permit Awards to continue in effect beyond the date of retirement, and the exercisability and vesting of any Award may be accelerated.

(b)  Resignation in the Best Interests of the Company.  When a Participant resigns from the Company or the Board and, in the judgment of the chief executive officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may authorize, where appropriate taking into account any regulatory or accounting implications of such action, the acceleration and/or continuation of all or any part of Awards granted prior to such termination.

(c)  Death or Disability of a Participant.

(i)  In the event of a Participant’s death, the Participant’s estate or beneficiaries shall have a period specified in the Award Agreement within which to receive or exercise any outstanding Award held by the Participant under such terms, and to the extent, as may be specified in the applicable Award Agreement.  Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by applicable law or, absent applicable law, a court of competent jurisdiction.  Subject to paragraph (iii) below, Awards so passing shall be exercised or paid out at such times and in such manner as if the Participant were living.

(ii)  In the event a Participant is deemed by the Company to be disabled within the meaning of the Award Agreement, or, absent a definition therein, a “permanent and total disability” as defined in Section 22(e)(3) of the Code, the Award shall be exercisable for the period, and to the extent, specified in the Award Agreement.  Awards and rights to any such Awards may be paid to or exercised by the Participant, if legally competent, or a legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

(iii)  Upon a Participant’s termination of employment due to death or “permanent and total disability,” except as otherwise specified in an Award Agreement, any Options held by such Participant shall expire one (1) year from the date of the Participant’s termination of employment.

(iv)  After the death or disability of a Participant, the Committee may in its sole discretion at any time (a) terminate restrictions in Award Agreements; and (b) accelerate any or all installments and rights.

(v)  In the event of uncertainty as to interpretation of or controversies concerning this paragraph (c) of Section 11, the Committee’s determinations shall be binding and conclusive on all interested parties.

(d)  Expiration of Options.  Upon a Participant’s termination of employment, except as otherwise specified in an Award Agreement or in paragraph (c) above, any vested Options held by such Participant shall expire ninety (90) days after the date of the Participant’s termination of employment.

(e)  No Employment or Service Rights.  The Plan shall not confer upon any Participant any right with respect to continuation of employment or service by the Company or service as a director, nor shall it interfere in any way with the right of the Company to terminate any Participant’s employment at any time.

12.  Nonassignability.  Except as provided in subsection (c) of Section 11 and this Section 12, no Award or any other benefit under the Plan shall be assignable or transferable, or payable to or exercisable by anyone other than the Participant to whom it was granted.  Notwithstanding the foregoing, the Committee (in the form of an Award Agreement or otherwise) may permit Awards, other than Incentive Stock Options, to be transferred to members of the Participant’s immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships or other entities in which the Participant and/or such immediate family members own all the equity interests.  For purposes of the preceding sentence, “immediate family” shall mean a Participant’s spouse, issue and spouses of his issue.

13.  Adjustments.  In the event of any corporate event or transaction, such as a merger, consolidation, share exchange, recapitalization, reorganization, separation, stock dividend, stock split, split-up, spin-off or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in an equitable manner (including adjustments to avoid fractional shares), (a) the number of Common Shares (i) reserved under the Plan, (ii) available for Incentive Stock Options, Restricted Stock or Restricted Stock Units, (iii) for which Awards may be granted to an individual Participant, and (iv) covered by outstanding Awards denominated in stock, (b) the stock prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards.  In the event of a merger, consolidation, statutory share exchange, acquisition of property or stock, separation, sale or disposition of all or substantially all assets, reorganization or liquidation, the Committee shall be authorized to (a) issue or assume Awards, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Awards for previously issued awards or an assumption of previously issued awards, (b) convert any outstanding Awards into cash or a right to receive cash on a basis to be determined by the Committee in its sole discretion, and cancel any underwater Awards and/or (c) waive in whole or in part any remaining restrictions or vesting requirements in connection with any Awards.  Any adjustment, waiver, conversion or other action taken by the Committee under this Section 13 shall be conclusive and binding on all Participants, the Company and their successors, assigns and beneficiaries.  All adjustments under this Section 13 shall be made in a manner such that they will not result in a penalty under Section 409A of the Code.

14.  Change of Control.  Except as otherwise expressly provided herein or in the applicable Award Agreement, upon a Participant’s involuntary termination of employment or service without Cause within three (3) months prior to or one (1) year following a Change of Control, all Awards (including those that are assumed or were substituted or converted) will become fully vested and, for Options and SARs, immediately exercisable.

15.  Notice.  Unless otherwise specified in the Award Agreement or in this Plan, any notice to the Company required by any of the provisions of this Plan shall be addressed to the director of human resources or to the chief executive officer of the Company in writing, and shall become effective when it is received by the office of either of them.  Any notice to a Participant shall be addressed to the Participant at his last known address as it appears on the Company’s records.

16.  Governing Law.  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Wisconsin without giving effect to its conflicts of law provisions.

17.  Effective and Termination Dates.  The effective date of the Plan is December 16, 2010, subject to shareholder approval.  The Plan shall terminate on December 16, 2020, subject to earlier termination by the Board pursuant to Section 10, after which no Awards may be made under the Plan, but any such termination shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.

18.  Other Benefit and Compensation Programs.  Payments and other benefits received by a Participant pursuant to an Award shall not be deemed a part of such Participant’s regular, recurring compensation for purposes of the termination or severance plans of the Company and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement, unless the Committee expressly determines otherwise.

ARI NETWORK SERVICES, INC.
10850 W PARK PLACE
SUITE 1200
MILWAUKEE, WI 53224-3635
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meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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COMMUNICATIONS
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Inc. in mailing proxy materials, you can consent to receiving all future
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you For Withhold For All	To withhold authority to vote for any individual
vote FOR the following: All All Except	nominee(s), mark “For ALL Except” and write the
O O O	number(s) of the nominee(s) on the line below.

1. Election of directors

Nominees

01 William C. Mortimore 02 Robert Y. Newell, IV

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For Against Abstain

2. Approval of an amendment to the Company's 2010 Equity Incentive Plan.	O O O

3. Advisory approval of the Company's named executive officer compensation.	O O O

2. Ratification of the appointment of Wipfli LLP as the Company’s independent	O O O
auditors for the fiscal year ending July 31, 2017.

Note: In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the 2017 Annual Meeting and at any adjournment or postponement thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s).
If no direction is made, this proxy will be voted FOR the election of the nominees listed above and FOR items 2, 3 and 4.
If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

For address changes and/or comments, mark here. O
(see reverse for instructions) Yes No
Please indicate if you plan to attend this meeting O O

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX) Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Company’s Annual Report to Shareholders and
Proxy Statement are available at www.proxyvote.com

WHITE PROXY CARD
ARI NETWORK SERVICES, INC.
This proxy is solicited on behalf of the Board of Directors
Annual Meeting of Shareholders
January 5, 2017

The undersigned, a shareholder of ARI Network Services, Inc. (the “Company”) hereby appoints Roy W. Olivier as proxy, with the power to appoint a substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all of the shares of stock of the Company held of record by the undersigned on October 28, 2016, at the 2017 Annual Meeting of Shareholders of the Company to be held on January 5, 2017 at 9:00 a.m. and at any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS
PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH
PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:
_____________________________________________________________________________________________
_____________________________________________________________________________________________
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side